UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

DCB FINANCIAL CORP

(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 657-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2015, the Company held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 7,287,435 common shares were entitled to vote as of April 1, 2015, the record date for the Annual Meeting. There were 5,572,664 common shares, or 76.5% of the total issued and outstanding common shares, represented in person or by proxy at the Annual Meeting at which the shareholders were asked to vote on the election of four Class I directors and two other proposals. Each of the directors listed below was elected and each of the other two proposals has passed. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 — Election of Class I Directors

The shareholders voted to elect four Class I Directors to serve for a term of three years expiring at the Annual Meeting in 2018, or until their successors are duly elected and qualified. The results of the vote were as follows:

Name	For	Withheld	Broker Non-Votes
Tomislav Mitevski	4,331,972	65,603	1,175,089
Michael A. Priest	4,327,258	70,317	1,175,089
Mark Shipps	4,334,191	63,384	1,175,089
Adam Stevenson	4,105,111	292,464	1,175,089

Proposal No. 2 – A Non-binding Advisory Vote on Executive Compensation

For	Against	Abstaining	Broker Non-Votes
3,464,651	627,103	305,821	1,175,089

Proposal No. 3 — Ratify Plante & Moran, PLLC as Independent Registered Public Accounting Firm

For	Against	Abstaining
5,514,479	51,616	6,569

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCB FINANCIAL CORP

Date: June 2, 2015	By:	/s/ J. Daniel Mohr
J. Daniel Mohr
Executive Vice President and Chief Financial Officer